1 XPEL, INC. SECOND AMENDED AND RESTATED INSIDER TRADING POLICY May 24, 2023 Purpose This Second Amended and Restated Insider Trading Policy (the “Policy”) provides guidelines with respect to transactions in the securities of XPEL, Inc. (the “Company”) and the handling of confidential information about the Company and the companies with which the Company does business. The Company’s Board of Directors has adopted this Policy to promote compliance with federal, state and foreign securities laws that prohibit certain persons who are aware of material nonpublic information about a company from: (i) trading in securities of that company; or (ii) providing material nonpublic information to other persons who may trade on the basis of that information. Persons Subject to the Policy This Policy applies to all officers of the Company and its subsidiaries, all members of the Compa- ny’s Board of Directors and all employees of the Company and its subsidiaries. The Company may also determine that other persons should be subject to this Policy, such as contractors or consultants who have access to material nonpublic information. This Policy also applies to family members, other members of a person’s household and entities controlled by a person covered by this Policy, as described below. Transactions Subject to the Policy This Policy applies to transactions in the Company’s securities (collectively referred to in this Policy as “Company Securities”), including the Company’s common stock, options to purchase common stock, or any other type of securities that the Company may issue, including (but not limited to) preferred stock, convertible notes and warrants, as well as derivative securities that are not issued by the Company, such as exchange-traded put or call options or swaps relating to the Company’s Securities. Individual Responsibility Persons subject to this Policy have ethical and legal obligations to maintain the confidentiality of information about the Company and to not engage in transactions in Company Securities while in possession of material nonpublic information. Each individual is responsible for making sure that he or she complies with this Policy, and that any family member, household member or entity whose transactions are subject to this Policy, as discussed below, also comply with this Policy. In all cases, the responsibility for determining whether an individual is in possession of material non- public information rests with that individual, and any action on the part of the Company, the Compliance Officer (as defined below) or any other employee or director pursuant to this Policy (or otherwise) does not in any way constitute legal advice or insulate an individual from liability under applicable securities laws. You could be subject to severe legal penalties and disciplinary

2 action by the Company for any conduct prohibited by this Policy or applicable securities laws, as described below in more detail under the heading “Consequences of Violations.” Administration of the Policy The Senior Vice President and General Counsel shall serve as the Compliance Officer for the purposes of this Policy, and in his or her absence, the Chief Financial Officer or another employee designated by the Compliance Officer shall be responsible for administration of this Policy. All determinations and interpretations by the Compliance Officer shall be final and not subject to further review. Statement of Policy It is the policy of the Company that no director, officer or other employee of the Company (or any other person designated by this Policy or by the Compliance Officer as subject to this Policy) who is aware of material nonpublic information relating to the Company may, directly or indirectly through family members or other persons or entities: 1. Engage in transactions in Company Securities, except as otherwise specified in this Policy under the headings “Transactions Under Company Plans,” “Transactions Not Involving a Purchase or Sale” and “Rule 10b5-1 Plans;” 2. Recommend the purchase or sale of any Company Securities; 3. Disclose material nonpublic information to persons within the Company whose jobs do not require them to have that information, or outside of the Company to other persons, including, but not limited to, family, friends, business associates, investors and expert consulting firms, unless any such disclosure is made in accordance with the Company’s policies regarding the protection or authorized external disclosure of information regarding the Company; or 4. Assist anyone engaged in the above activities. In addition, it is the policy of the Company that no director, officer or other employee of the Com- pany (or any other person designated as subject to this Policy) who, in the course of working for the Company, learns of material nonpublic information about a company with which the Company does business, including a customer or supplier of the Company, may trade in that company’s securities until the information becomes public or is no longer material. There are no exceptions to this Policy, except as specifically noted herein. Transactions that may be necessary or justifiable for independent reasons (such as the need to raise money for an emergency expenditure), or small transactions, are not excepted from this Policy. The securities laws do not recognize any mitigating circumstances, and, in any event, even the appearance of an improper transaction must be avoided to preserve the Company’s reputation for adhering to the highest standards of conduct. See Exhibit A for a definition and description of material nonpublic information.

3 Transactions by Family Members and Others This Policy applies to your family members who reside with you (including a spouse, a child, a child away at college, stepchildren, grandchildren, parents, stepparents, grandparents, siblings and in-laws), anyone else who lives in your household, and any family members who do not live in your household but whose transactions in Company Securities are directed by you or are subject to your influence or control, such as parents or children who consult with you before they trade in Company Securities (collectively referred to as “Family Members”). You are responsible for the transactions of these other persons and therefore should make them aware of the need to confer with you before they trade in Company Securities, and you should treat all such transactions for the purposes of this Policy and applicable securities laws as if the transactions were for your own account. This Policy does not, however, apply to personal securities transactions of Family Members where the purchase or sale decision is made by a third party not controlled by, influenced by or related to you or your Family Members. Transactions by Entities that You Influence or Control This Policy applies to any entities that you influence or control, including any corporations, partnerships or trusts (collectively referred to as “Controlled Entities”), and transactions by these Controlled Entities should be treated for the purposes of this Policy and applicable securities laws as if they were for your own account. Additional Procedures The Company has established additional procedures in order to assist the Company in the administration of this Policy, to facilitate compliance with laws prohibiting insider trading while in possession of material nonpublic information, and to avoid the appearance of any impropriety. These additional procedures are applicable only to those individuals described below. Pre-Clearance Procedures. All members of the Company’s Board of Directors, all executive officers of the Company, members of the executive leadership team and their administrative staff, members of the accounting and financial reporting departments, other persons who, in the normal course of their duties, are likely to have regular access to material nonpublic information of the Company and other persons the Compliance Officer may notify from time to time as well as the Family Members and Controlled Entities of such persons (collectively referred to as “Key Personnel”), may not engage in any transaction in Company Securities without first obtaining pre- clearance of the transaction from the Compliance Officer. . A request for pre-clearance should be submitted to the Compliance Officer at least two business days in advance of the proposed transaction. The Compliance Officer is under no obligation to approve a transaction submitted for pre-clearance, and may determine not to permit the transaction. If a person seeks pre-clearance and permission to engage in the transaction is denied, then he or she should refrain from initiating any transaction in Company Securities, and should not inform any other person of the restriction. When a request for pre-clearance is made, the requestor should carefully consider whether he or she may be aware of any material nonpublic information about the Company, and should describe fully those circumstances to the Compliance Officer. The requestor should also indicate whether

4 he or she has effected any non-exempt “opposite-way” transactions within the past six months, and should be prepared to report the proposed transaction on an appropriate Form 4 or Form 5. The requestor should also be prepared to comply with SEC Rule 144 and file Form 144, if necessary, at the time of any sale. Quarterly Trading Restrictions Key Personnel may not conduct any transactions involving the Company’s Securities (other than as specified by this Policy), during a “Blackout Period” beginning the first day of the last calendar month prior to the end of each fiscal quarter and ending two full business days following the date of the public release of the Company’s earnings results for that quarter. In other words, Key Personnel may only conduct transactions in Company Securities during the “Window Period” beginning on the second business day following the public release of the Company’s quarterly earnings and ending the day immediately preceding the first day of the last calendar month prior to the end of each fiscal quarter. Event-Specific Trading Restriction Periods. From time to time, an event may occur that is material to the Company and is known by only a few directors, officers and/or employees. So long as the event remains material and nonpublic, the persons designated by the Compliance Officer may not trade Company Securities. In addition, the Company’s financial results may be sufficiently material in a particular fiscal quarter that, in the judgment of the Compliance Officer, designated persons should refrain from trading in Company Securities even sooner than the typical Blackout Period described above. In that situation, the Compliance Officer may notify these persons that they should not trade in the Company’s Securities, without disclosing the reason for the restriction. The existence of an event-specific trading restriction period or extension of a Blackout Period will not be announced to the Company as a whole, and should not be communicated to any other person. Even if the Compliance Officer has not designated you as a person who should not trade due to an event-specific restriction, you should not trade while aware of material nonpublic information. Exceptions will not be granted during an event-specific trading restriction period. Exceptions. The quarterly trading restrictions and event-driven trading restrictions do not apply to those transactions to which this Policy does not apply, as described below under the headings “Transactions Under Company Plans” and “Transactions Not Involving a Purchase or Sale.” Further, the requirement for pre-clearance, the quarterly trading restrictions and event-driven trading restrictions do not apply to transactions conducted pursuant to approved Rule 10b5-1 plans, described under the heading “Rule 10b5-1 Plans.” Transactions Under Company Plans This Policy does not apply in the case of the following transactions, except as specifically noted: Stock Option Exercises. This Policy does not apply to the exercise of an employee stock option acquired pursuant to the Company’s plans, or to the exercise of a tax withholding right pursuant to which a person has elected to have the Company withhold shares subject to an option to satisfy tax withholding requirements. This Policy does apply, however, to any sale of stock as part of a broker-assisted cashless exercise of an option, or any other market sale for the purpose of generating the cash needed to pay the exercise price of an option.

5 Restricted Stock Awards. This Policy does not apply to the vesting of restricted stock, or the exercise of a tax withholding right pursuant to which you elect to have the Company withhold shares of stock to satisfy tax withholding requirements upon the vesting of any restricted stock. The Policy does apply, however, to any market sale of restricted stock. 401(k) Plan. This Policy does not apply to purchases of Company Securities in the Company’s 401(k) plan resulting from your periodic contribution of money to the plan pursuant to your payroll deduction election. This Policy does apply, however, to certain elections you may make under the 401(k) plan, including: (a) an election to increase or decrease the percentage of your periodic contributions that will be allocated to the Company stock fund; (b) an election to make an intra- plan transfer of an existing account balance into or out of the Company stock fund; (c) an election to borrow money against your 401(k) plan account if the loan will result in a liquidation of some or all of your Company stock fund balance; and (d) an election to pre-pay a plan loan if the pre- payment will result in allocation of loan proceeds to the Company stock fund. Other Similar Transactions. Any other purchase of Company Securities from the Company or sales of Company Securities to the Company are not subject to this Policy. Transactions Not Involving a Purchase or Sale Bona fide gifts are not transactions subject to this Policy, unless the person making the gift has reason to believe that the recipient intends to sell the Company Securities while the officer, employee or director is aware of material nonpublic information, or the person making the gift is subject to the trading restrictions specified below under the heading “Additional Procedures” and the sales by the recipient of the Company Securities occur during a blackout period. Further, transactions in mutual funds that are invested in Company Securities are not transactions subject to this Policy. In addition, prior to any director or Section 16 officer (as defined below under the caption “Rule 10b5-1 Plans”) making a bona fide gift of Company Securities, such director or Section 16 officer shall give the Compliance Officer two business day prior written notice and all bona fide gifts by directors and Section 16 executive officers of Company Securities must be reported to the SEC on Form 4 within two business days of making such bona fide gift. Special and Prohibited Transactions The Company has determined that there is a heightened legal risk and/or the appearance of improper or inappropriate conduct if the persons subject to this Policy engage in certain types of transactions. It therefore is the Company’s policy that any persons covered by this Policy may not engage in any of the following transactions, or should otherwise consider the Company’s preferences as described below: Short Sales. Short sales of Company Securities (i.e., the sale of a security that the seller does not own) may evidence an expectation on the part of the seller that the securities will decline in value, and therefore have the potential to signal to the market that the seller lacks confidence in the Company’s prospects. In addition, short sales may reduce a seller’s incentive to seek to improve the Company’s performance. For these reasons, short sales of Company Securities are prohibited. In addition, Section 16(c) of the Securities Exchange Act of 1934, as amended (the “Exchange

6 Act”) prohibits officers and directors from engaging in short sales. (Short sales arising from certain types of hedging transactions are governed by the paragraph below captioned “Hedging Transactions.”) Publicly-Traded Options. Given the relatively short term of publicly-traded options, transactions in options may create the appearance that a director, officer or employee is trading based on material nonpublic information and focus a director’s, officer’s or other employee’s attention on short-term performance at the expense of the Company’s long-term objectives. Accordingly, transactions in put options, call options or other derivative securities, on an exchange or in any other organized market, are prohibited by this Policy. (Option positions arising from certain types of hedging transactions are governed by the next paragraph below.) Hedging Transactions. Hedging or monetization transactions can be accomplished through a number of possible mechanisms, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. Such hedging transactions may permit a director, officer or employee to continue to own Company Securities obtained through employee benefit plans or otherwise, but without the full risks and rewards of ownership. When that occurs, the director, officer or employee may no longer have the same objectives as the Company’s other shareholders. Therefore, directors, officers and employees are prohibited from engaging in any such transactions. Margin Accounts and Pledged Securities. Securities held in a margin account as collateral for a margin loan may be sold by the broker without the customer’s consent if the customer fails to meet a margin call. Similarly, securities pledged (or hypothecated) as collateral for a loan may be sold in foreclosure if the borrower defaults on the loan. Because a margin sale or foreclosure sale may occur at a time when the pledgor is aware of material nonpublic information or otherwise is not permitted to trade in Company Securities, unless approved by the Compliance Officer, directors, officers and other employees are prohibited from holding Company Securities in a margin account or otherwise pledging Company Securities as collateral for a loan. (Pledges of Company Securities arising from certain types of hedging transactions are governed by the paragraph above captioned “Hedging Transactions.”) Standing and Limit Orders. Standing and limit orders (except standing and limit orders under approved Rule 10b5-1 Plans, as described below) create heightened risks for insider trading violations similar to the use of margin accounts. There is no control over the timing of purchases or sales that result from standing instructions to a broker, and as a result the broker could execute a transaction when a director, officer or other employee is in possession of material nonpublic information. The Company therefore discourages placing standing or limit orders on Company Securities. If a person subject to this Policy determines that they must use a standing order or limit order, the order should be limited to short duration and should otherwise comply with the restrictions and procedures outlined below under the heading “Additional Procedures.” Rule 10b5-1 Plans If you know in advance that you want to trade in Company Securities, the Company may authorize trades that are made pursuant to a plan that complies with the requirements of Rule 10b5-1 under the Exchange Act (a “Rule 10b5-1 Plan”). (Such authorization is part of the

7 Company’s compliance program; it does not constitute personal, financial or legal advice.) It is the sole responsibility of the person establishing the Rule 10b5-1 Plan to ensure that such plan complies with all applicable regulations and requirements. Rule 10b5-1 of Exchange Act provides an affirmative defense to liability for insider trading. When an insider (i.e., a director, officer, or employee of a company, and which may include others who have material information about a company) enters into a binding contract, instruction or written plan for the purchase or sale of securities, at a time when the insider does not possess material nonpublic information, the insider is afforded an affirmative defense against a later claim that the insider traded those securities at a time the insider was aware of (and consequently traded on the basis of) material nonpublic information, if the purchase or sale occurs pursuant to the contract, instruction or plan. The contract, instruction or plan must either: • expressly specify the amount, price and timing of trades, or delegate discretion on these matters to an independent third party; or • include a written formula or algorithm, or computer program, for determining amounts, prices and dates of trades; and must not permit the person to exercise any subsequent influence over how, when or whether to affect purchases or sales; provided, in addition, that any other person who does exercise such influence is not aware of the material nonpublic information when doing so. A purchase or sale under Rule 10b5-1 is not protected from liability if the insider alters or deviates from the trading plan (whether by changing the amount, price or timing of the purchase or sale), or enters into or alters a corresponding or hedging transaction or position with respect to those securities. Rule 10b5-1 Plans must comply with all disclosure, reporting and other requirements under federal and state securities laws. Additionally, the Company may require that Rule 10b5-1 Plans include additional safeguards for the benefit of the Company. Any document intended to qualify as a Rule 10b5-1 Plan must adhere to the requirements of Rule 10b5-1, including the restrictions set forth below, and such document (including any amendments, modifications, suspensions or terminations thereof) must be reviewed and approved by the Company’s Compliance Officer in advance of adoption, amendment, modification, suspension or termination. Good Faith Requirement. Rule 10b5-1 requires that plans be entered into in good faith and that the individual continue to act in good faith with respect to the plan after adoption. Cooling-Off Period After Plan Adoption, Modification and Termination. Any Rule 10b5-1 Plan must include a cooling-off period between your entry into the Rule 10b5-1 Plan and the first possible transaction under the plan. The cooling-off period is required by law and is designed to minimize the risk that a claim will be made that you were aware of material nonpublic information when you entered into the Rule 10b5-1 Plan. If you are a director or officer subject to Section 16 of the Exchange Act (a “Section 16 executive officer”), the cooling-off period must expire no earlier than the later of (i) 90 days following adoption of the plan or (ii) two business days after the filing of the Company’s Form 10-K or Form 10-Q that includes financial results

8 for the quarter during which the plan was adopted, subject to a maximum cooling-off period of 120 days after adoption of the plan. If you are not a director or Section 16 executive officer, the cooling-off period must be at least 30 days after adoption of the plan. In addition, in the event of any modification or change to the amount, price or timing of a trade under a Rule 10b5-1 Plan, a new cooling-off period as described above will be required between such modification or change and the first possible transaction under such revised plan or any new plan. No Multiple Overlapping Plans. No person entering into a Rule 10b5-1 Plan may have a separate Rule 10b5-1 Plan outstanding, except a person may (i) use multiple brokers to effect transactions that, when taken together, satisfy Rule 10b5-1, (ii) maintain one later-commencing Rule 10b5-1 Plan so long as transactions under the later-commencing plan cannot begin until after all transactions under the earlier-commencing plan have been completed or expire without completion and the applicable cooling-off period is satisfied, whereby the termination date of the earlier-commencing plan is deemed to be the date of adoption of the later-commencing plan for purposes of calculating such cooling-off period, or (iii) adopt one or more additional plans that allow only sales that are necessary to satisfy tax withholding obligations that arise from the vesting of a compensatory award and such person does not exercise control over the timing of such sales (i.e., “sell-to-cover transactions”). Limitation on Single Trade Plans. No person may adopt a Rule 10b5-1 Plan that contemplates only a single transaction if such person had adopted a plan contemplating only a single transaction within the prior 12 months, except that such limitation is not applicable to plans contemplating a sell-to-cover transaction. Representation in the Plan. Directors and Section 16 executive officers must include a representation in each Rule 10b5-1 Plan certifying that, on the date of adoption of the plan, such director or Section 16 executive officer is not aware of material nonpublic information about the Company or its securities and such director or executive officer is adopting the Rule 10b5-1 Plan in good faith and not as part of a plan or scheme to evade the prohibitions of Exchange Act Section 10(b) and Rule 10b5-1. Information Provided by Directors and Section 16 Executive Officers. Each quarter, the Company will be required to publicly disclose when directors or Section 16 executive officers adopt or terminate Rule 10b5-1 Plans or certain other trading arrangements and provide a description of the material terms of each plan or arrangement, including the name of the director or Section 16 executive officer, the date of adoption or termination, the duration and the aggregate number of securities to be purchased or sold. Therefore, directors and Section 16 executive officers must provide the Company’s Compliance Officer with a final executed copy of, and any amendments to, (i) any Rule 10b5-1 Plan and (ii) any other adopted written arrangement for trading the Company’s securities, in each case within two business days of the adoption or amendment thereof. In addition, directors and Section 16 executive officers must notify the Company’s Compliance Officer of any termination of any Rule 10b5-1 Plan or such other written securities trading arrangement promptly upon termination.

9 Post-Termination Transactions This Policy continues to apply to transactions in Company Securities even after termination of service to the Company. If an individual is in possession of material nonpublic information when his or her service terminates, that individual may not trade in Company Securities until that information has become public or is no longer material. Consequences of Violations The purchase or sale of securities while aware of material nonpublic information, or the disclosure of material nonpublic information to others who then trade in the Company’s Securities, is prohibited by the federal and state laws. Insider trading violations are pursued vigorously by the SEC, U.S. Attorneys and state enforcement authorities as well as the laws of foreign jurisdictions. Punishment for insider trading violations is severe, and could include significant fines and imprisonment. While the regulatory authorities concentrate their efforts on the individuals who trade, or who tip inside information to others who trade, the federal securities laws also impose potential liability on companies and other “controlling persons” if they fail to take reasonable steps to prevent insider trading by company personnel. In addition, an individual’s failure to comply with this Policy may subject the individual to Company-imposed sanctions, including dismissal for cause, whether or not the employee’s failure to comply results in a violation of law. Needless to say, a violation of law, or even an SEC investigation that does not result in prosecution, can tarnish a person’s reputation and irreparably damage a career. Company Assistance Any person who has a question about this Policy or its application to any proposed transaction may obtain additional guidance from the Compliance Officer, who can be reached by telephone at 210-678-3700. Certification All persons subject to this Policy must certify their understanding of, and intent to comply with, this Policy. Adopted: May 24, 2023

EXHIBIT A EXHIBIT A Definition of Material Nonpublic Information Material Information. Information is considered “material” if a reasonable investor would consider that information important in making a decision to buy, hold or sell securities. Any information that could be expected to affect the Company’s stock price, whether it is positive or negative, should be considered material. There is no bright-line standard for assessing materiality; rather, materiality is based on an assessment of all of the facts and circumstances, and is often evaluated by enforcement authorities with the benefit of hindsight. While it is not possible to define all categories of material information, some examples of information that ordinarily would be regarded as material are: • Projections of future earnings or losses, or other earnings guidance; • Changes to previously announced earnings guidance, or the decision to suspend earnings guidance; • A pending or proposed merger, acquisition or tender offer; • A pending or proposed acquisition or disposition of a significant asset; • A pending or proposed joint venture; • A Company restructuring; • Significant related party transactions; • A change in dividend policy, the declaration of a stock split, or an offering of additional securities; • Bank borrowings or other financing transactions out of the ordinary course; • The establishment of a repurchase program for Company Securities; • A change in the Company’s pricing or cost structure; • Major marketing changes; • A change in management; • A change in auditors or notification that the auditor’s reports may no longer be relied upon; • Development of a significant new product, process, or service; • Pending or threatened significant litigation, or the resolution of such litigation; • Impending bankruptcy or the existence of severe liquidity problems; • The gain or loss of a significant customer or supplier; and • The imposition of a ban on trading in Company Securities or the securities of another company.

EXHIBIT A When Information is Considered Public. Information that has not been disclosed to the public is generally considered to be nonpublic information. In order to establish that the information has been disclosed to the public, it may be necessary to demonstrate that the information has been widely disseminated. Information generally would be considered widely disseminated if it has been disclosed through the Dow Jones “broad tape,” newswire services, a broadcast on widely- available radio or television programs, publication in a widely-available newspaper, magazine or news website, or public disclosure documents filed with the SEC that are available on the SEC’s website. By contrast, information would likely not be considered widely disseminated if it is available only to the Company’s employees, or if it is only available to a select group of analysts, brokers and institutional investors. Once information is widely disseminated, it is still necessary to afford the investing public with sufficient time to absorb the information. As a general rule, information should not be considered fully absorbed by the marketplace until after the first business day after the day on which the information is released. If, for example, the Company were to make an announcement on a Monday, you should not trade in Company Securities until Wednesday. Depending on the particular circumstances, the Company may determine that a longer or shorter period should apply to the release of specific material nonpublic information.

CERTIFICATION CERTIFICATION I certify that: 1. I have read and understand the Company’s Amended and Restated Insider Trading Policy (the “Policy”). I understand that the Compliance Officer is available to answer any questions I have regarding the Policy. 2. Since [______], or such shorter period of time that I have been an employee of the Company, I have complied with the Policy. 3. I will continue to comply with the Policy for as long as I am subject to the Policy. Print name: __________________________ Signature: ___________________________ Date: _____________________